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EXHIBIT 99.2

            ACE MARKETING & PROMOTIONS CORPORATE BROCHURE WINS 2007
                         AMERICAN GRAPHICS DESIGN AWARD


VALLEY STREAM, NY -- October 12, 2007
Ace Marketing & Promotions, Inc., a premier Promotional Marketing solutions company, (OTCBB: AMKT) announces that its Corporate Brochure was selected for an award among 11,000 entries. Ace Marketing & Promotions, Inc. and its designer, Birgitta Millard, were awarded the 2007 American Graphics Design Award for its Ace Marketing & Promotions Corporate Capabilities Brochure. The award was presented by Graphic Design USA, Agfa Graphics and The Creative Group. Adobe Systems Incorporated was the exclusive sponsor. For more details on GDUSA competitions, see http://www.gdusa.


About Ace Marketing

Ace Marketing & Promotions, Inc., a premier Promotional Marketing solutions company. Its Corporate Overview is available at HTTP://WWW.ACEMARKETING.NET on the "About Us" tab. In addition Ace has also added several new revenue stream models. The long-term strategic plan is for Ace find new opportunities while leveraging its core competencies.

For additional information, a copy of Ace's public filings can be obtained on the Internet by going to www.acemarketing.net, clicking on links and then clicking on SEC Filings.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995. Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.